EXHIBIT 1.1



                                  WACHOVIA BANK

                            COMMERCIAL MORTGAGE TRUST

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 2006-C27

                             UNDERWRITING AGREEMENT

                            Charlotte, North Carolina

                                 August 10, 2006

WACHOVIA CAPITAL MARKETS, LLC
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288

NOMURA SECURITIES INTERNATIONAL, INC.
2 World Financial Center
Building B
New York, New York 10281

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street, 11th Floor
New York, New York 10013

CREDIT SUISSE SECURITIES (USA) LLC
11 Madison Avenue
New York, New York 10010

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

LASALLE FINANCIAL SERVICES, INC.
55 East 52nd Street
New York, New York 10055

Dear Sirs:

Wachovia Commercial Mortgage Securities, Inc., a North Carolina corporation (the "Company"), intends to issue its Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 (the "Certificates"), in twenty-seven (27) classes (each, a "Class") as designated in the Prospectus Supplement (as defined below). Pursuant to this underwriting agreement (the "Agreement"), the Company further proposes to sell to Wachovia Capital Markets, LLC ("Wachovia Securities"), Nomura Securities International, Inc. ("Nomura Securities"), Citigroup Global Markets Inc. ("Citigroup"), Credit Suisse Securities (USA) LLC ("Credit Suisse"), Goldman, Sachs & Co. ("Goldman") and LaSalle Financial Services, Inc. ("LaSalle" and each of Wachovia Securities, Nomura Securities, Citigroup, Credit Suisse, Goldman and LaSalle, individually, an "Underwriter" and, collectively, the "Underwriters") the Certificates set forth in Schedule I hereto (the "Underwritten Certificates") in the respective original principal amounts set forth in Schedule I. The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool (the "Mortgage Pool") of one hundred and sixty-two (162) mortgage loans (the "Mortgage Loans") having an approximate aggregate principal balance of $3,079,909,568 as of the Cut-Off Date secured by first liens on certain fee or leasehold interests in multifamily and commercial properties (the "Mortgaged Properties"). The Certificates will be issued on August 23, 2006 (the "Closing Date"), pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2006 among the Company, Wachovia Bank, National Association, as master servicer (in such capacity, the "Master Servicer"), LNR Partners, Inc., as special servicer (the "Special Servicer"), and Wells Fargo Bank, N.A. as trustee (the "Trustee"). One hundred and sixteen (116) of the Mortgage Loans (the "Wachovia Mortgage Loans"), having an aggregate principal balance of $2,440,050,296 as of the Cut-Off Date, were acquired by the Company from Wachovia Bank, National Association ("Wachovia") pursuant to a mortgage loan purchase agreement, dated as of August 1, 2006 (the "Wachovia Mortgage Loan Purchase Agreement"), between Wachovia and the Company. Forty-six (46) of the Mortgage Loans (the "Nomura Mortgage Loans"), having an aggregate principal balance of $639,859,272 as of the Cut-Off Date, were acquired by the Company from Nomura Credit & Capital, Inc. ("Nomura") pursuant to a mortgage loan purchase agreement, dated as of August 1, 2006 (the "Nomura Mortgage Loan Purchase Agreement" and, together with the Wachovia Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between Nomura and the Company. Each of Wachovia and Nomura is referred to herein, individually, as a "Mortgage Loan Seller" and together, as the "Mortgage Loan Sellers".

            Two separate real estate mortgage investment conduit ("REMIC") elections will be made with respect to certain portions of the Trust Fund for federal income tax purposes. The Underwritten Certificates and the Mortgage Pool are described more fully in Schedule I hereto and in a registration statement furnished to you by the Company.

            Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

            1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter that:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-131262) on Form S-3 for the registration of Commercial Mortgage Pass-Through Certificates, issuable in series, including the Underwritten Certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company meets the requirements for use of Form S-3 under the 1933 Act, and such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission, with your consent, pursuant to Rule 424 under the 1933 Act, a supplement dated August 10, 2006 (the "Prospectus Supplement") to the prospectus dated August 10, 2006 (the "Base Prospectus"), relating to the Underwritten Certificates and the method of distribution thereof, and has previously advised you of all further information (financial and other) with respect to the Underwritten Certificates and the Mortgage Pool to be set forth therein. Such registration statement (No. 333-131262), including all exhibits thereto, is referred to herein as the "Registration Statement"; and the Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Underwritten Certificates, are hereinafter called the "Prospectus". As used herein, "Pool Information" means the mortgage pool information reflected in the Master Tape and the Prospectus Supplement. The "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the letters rendered by KPMG LLP (a "hard copy" of which Master Tape was produced on behalf of the Mortgage Loan Sellers) described in Section 6(h)(ii) of this Agreement.

                  (ii) As of the date hereof, as of the Time of Sale (as defined herein), as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complies and will comply in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement, as amended as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Prospectus, as amended or supplemented as of any such time, does not include and will not include any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) statements contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in the Registration Statement and the Prospectus (such information being identified in Section 8(b) hereof), (y) the Mortgage Loan Seller Covered Information (as defined in Section 8 hereof) or (z) any information with respect to which any of the Master Servicer (the "Master Servicer Covered Information"), the Special Servicer (the "Special Servicer Covered Information") or the Trustee (the "Trustee Covered Information") provides indemnification pursuant to the Master Servicer Indemnification Agreement, the Special Servicer Indemnification Agreement or the Trustee Indemnification Agreement, as applicable (as defined in Section 6 hereof).

                  (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power and authority to own, lease or operate its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

                  (iv) As of the date hereof, as of the Time of Sale (as defined herein), as of the date on which the Prospectus Supplement is first filed pursuant to Rule 424 under the 1933 Act, as of the date on which, prior to the Closing Date, any amendment to the Registration Statement becomes effective, as of the date on which any supplement to the Prospectus Supplement is filed with the Commission, and as of the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or any initiation or threat of any proceeding for such purpose.

                  (v) Each of this Agreement, the Pooling and Servicing Agreement and each Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by the Company and each of this Agreement, the Pooling and Servicing Agreement, and each Mortgage Loan Purchase Agreement constitutes legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting the enforcement of the rights of creditors generally, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement that purport to provide indemnification from securities law liabilities.

                  (vi) As of the Closing Date, the Underwritten Certificates, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will conform in all material respects to the respective descriptions thereof contained in the Prospectus, the Registration Statement and the Time of Sale Information. As of the Closing Date, the Underwritten Certificates will be duly and validly authorized and, when delivered in accordance with the Pooling and Servicing Agreement to you against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement.

                  (vii) The Company is not in violation of its certificate of incorporation or by laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Company or which violation or default would have a material adverse affect on the performance of its obligations under this Agreement, the Pooling and Servicing Agreement or any Mortgage Loan Purchase Agreement. Neither the issuance and sale of the Underwritten Certificates, nor the execution and delivery by the Company of this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, did, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by laws of the Company or conflict with, result in a breach, violation or acceleration of, or constitute a default (or an event which, with the passing of time or notification, or both, would constitute a default) under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it or any material asset is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

                  (viii) There is no action, suit or proceeding against the Company pending, or, to the knowledge of the Company, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Underwritten Certificates, (ii) seeking to prevent the issuance of the Underwritten Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement or the Underwritten Certificates or
      (iv) seeking to affect adversely the federal income tax attributes of the Underwritten Certificates as described in the Prospectus.

                  (ix) There are no contracts, indentures or other documents of a character required by the 1933 Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto.

                  (x) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering or sale of the Underwritten Certificates pursuant to this Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Underwritten Certificates by the Underwriters and any recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not been completed.

                  (xi) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                  (xii) Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the delivery and sale of the Underwritten Certificates (other than such federal, state and local taxes as may be payable on the income or gain recognized therefrom) have been or will be paid at or prior to the Closing Date.

                  (xiii) Neither the Company nor the Trust Fund is, and neither the sale of the Underwritten Certificates in the manner contemplated by the Prospectus nor the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be, an "investment company" or under the control of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xiv) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Company reported the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and will report the sale of the Underwritten Certificates to the Underwriters pursuant to this Agreement as a sale of the interests in the Mortgage Loans evidenced by the Underwritten Certificates. The consideration received by the Company upon the sale of the Underwritten Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Underwritten Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Underwritten Certificates to the Underwriters. In addition, the Company was solvent at all relevant times prior to, and was not rendered insolvent by, the transfer of the Mortgage Loans to the Trustee on behalf of the Trust Fund. The Company is not selling the Underwritten Certificates to the Underwriters and did not transfer the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of the creditors of the Company.

                  (xv) At the Closing Date, the respective classes of Underwritten Certificates shall continue to have maintained ratings no lower than those set forth in Schedule I hereto by the nationally recognized statistical rating organizations identified in Schedule I hereto (individually and collectively, the "Rating Agency").

                  (xvi) The Company is not, and on the date on which the initial bona fide offer of the Underwritten Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the 1933 Act.

                  (xvii) At or prior to the time when sales to investors of the Underwritten Certificates were first made as determined in accordance with Rule 159 of the 1933 Act (the "Time of Sale"), the Company had prepared the following information (collectively, the "Time of Sale Information"): each "free-writing prospectus" (as defined pursuant to Rule 405 under the 1933 Act) (a "Free Writing Prospectus") listed on Annex A hereto. If, subsequent to the date of this Agreement, the Company and the Underwriters have determined that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Underwritten Certificates, then "Time of Sale Information", in connection with a particular purchaser of the Underwritten Certificates will refer to the information available to such purchaser at the time of entry into the last such new purchase contract with such particular purchaser, including any information that corrects such material misstatements or omissions ("Corrective Information").

                  (xviii) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions relating to any Underwriter made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter expressly for use in such Time of Sale Information, (ii) any Mortgage Loan Seller Covered Information (as defined in Section 8 herein) in such Time of Sale Information, (iii) any Master Servicer Covered Information in such Time of Sale Information, (iv) any Special Servicer Covered Information in such Time of Sale Information or (v) any Trustee Covered Information in such Time of Sale Information.

                  (xix) Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Underwritten Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Time of Sale Information and (iii) each other written communication approved in writing in advance by the Underwriters (each such communication referred to in clause (ii) and this clause (iii) constituting an "issuer free writing prospectus", as defined in Rule 433(h) under the 1933 Act being referred to as an "Issuer Free Writing Prospectus"). Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with
      Section 4(b)(iv) (to the extent required thereby) and, when taken together with all other material delivered at the Time of Sale, did not at the Time of Sale, and at the Closing Date will not, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in any Issuer Free Writing Prospectus, (ii) any Mortgage Loan Seller Covered Information in any Issuer Free Writing Prospectus, (iii) any Master Servicer Covered Information in any Issuer Free Writing Prospectus, (iv) any Special Servicer Covered Information in any Issuer Free Writing Prospectus or (v) any Trustee Covered Information in any Issuer Free Writing Prospectus.

            (b) Wachovia represents and warrants to, and agrees with, each Underwriter, that:

                  (i) Wachovia is a national banking association validly existing under the laws of the United States of America and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement.

                  (ii) This Agreement has been duly and validly authorized, executed and delivered by Wachovia and, assuming due authorization, execution and delivery hereof by the Company and the Underwriters, constitutes a legal, valid and binding obligation of Wachovia, enforceable against Wachovia in accordance with its terms, except as such enforcement may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, (y) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and
      (z) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws.

                  (iii) The execution and delivery of this Agreement by Wachovia and Wachovia's performance and compliance with the terms of this Agreement will not (A) violate Wachovia's articles of association or by laws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any contract, agreement or other instrument to which Wachovia is a party or by which Wachovia is bound.

                  (iv) Wachovia is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of Wachovia or its properties or have consequences that would materially and adversely affect its performance hereunder.

                  (v) Wachovia is not a party to or bound by any agreement or instrument or subject to any articles of association, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would materially and adversely affect the ability of Wachovia to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by Wachovia of its obligations under this Agreement (except to the extent such consent has been obtained).

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wachovia of or compliance by Wachovia with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained.

                  (vii) No litigation is pending or, to the best of Wachovia's knowledge, threatened against Wachovia that would assert the invalidity of this Agreement, prohibit its entering into this Agreement or materially and adversely affect the performance by Wachovia of its obligations under this Agreement.

                  (viii) Each representation and warranty of the Company set forth in Section 1(a) hereof is true and correct as of the date hereof or as of the date specified in such representation and warranty.

            (c) Each Underwriter represents and warrants to the Company that:

                  (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Publicly Offered Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Publicly Offered Certificates to the public in that Relevant Member State at any time:

                  (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

                  (B) to any legal entity which has two or more of (1) an
            average of at least 250 employees during the last financial year;
            (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

                  (C) in any other circumstances which do not require the
            publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

            For the purposes of this provision, the expression an "offer of Publicly Offered Certificates to the public" in relation to any Publicly Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Publicly Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Publicly Offered Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                  (ii) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Publicly Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

                  (iii) Each Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Publicly Offered Certificates in, from or otherwise involving the United Kingdom; and

                  (iv) As of the date hereof and as of the Closing Date, such Underwriter has complied in all material respects with all of its obligations under Section 4 hereof.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the applicable purchase prices set forth in Schedule I hereto, the respective principal amounts of the Underwritten Certificates set forth opposite the name of each Underwriter set forth in
Schedule II hereto, and any additional portions of the Underwritten Certificates that any such Underwriter may be obligated to purchase pursuant to Section 10 hereof, in all cases plus accrued interest as set forth in Schedule I.

            3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made in the manner, at the location(s), on the Closing Date at the time specified in Schedule I hereto (or such later date not later than ten business days after such specified date as you shall designate), which date and time may be changed by agreement between you and the Company or as provided in Section 10 hereof. Delivery of the Underwritten Certificates shall be made either directly to you or through the facilities of The Depository Trust Company ("DTC"), as specified in Schedule I hereto, for the respective accounts of the Underwriters against payment by the respective Underwriters of the purchase price therefor in immediately available funds wired to such bank as may be designated by the Company, or such other manner of payment as may be agreed upon by the Company and you. Any Class of Underwritten Certificates to be delivered through the facilities of DTC shall be represented by one or more global Certificates registered in the name of Cede & Co., as nominee of DTC, which global Certificate(s) shall be placed in the custody of DTC not later than 10:00 a.m. (New York City time) on the Closing Date pursuant to a custodial arrangement to be entered into between the Trustee or its agent and DTC. Unless delivered through the facilities of DTC, the Underwritten Certificates shall be in fully registered certificated form, in such denominations and registered in such names as you may have requested in writing not less than one full business day in advance of the Closing Date.

            The Company agrees to have the Underwritten Certificates, including the global Certificates representing the Underwritten Certificates to be delivered through the facilities of DTC, available for inspection, checking and, if applicable, packaging by you in Charlotte, North Carolina, not later than the close of business (New York City time) on the business day preceding the Closing Date.

            References herein, including, without limitation, in the Schedules hereto, to actions taken or to be taken following the Closing Date with respect to any Underwritten Certificates that are to be delivered through the facilities of DTC shall include, if the context so permits, actions taken or to be taken with respect to the interests in such Certificates as reflected on the books and records of DTC.

            4. Offering by Underwriters; Free Writing Prospectuses.

            (a) It is understood that the Underwriters propose to offer the Underwritten Certificates for sale to the public, including, without limitation, in and from the State of New York, as set forth in the Prospectus Supplement. It is further understood that the Company, in reliance upon an exemption from the Attorney General of the State of New York to be granted pursuant to Policy Statement 104 and 105, has not and will not file the offering pursuant to
Section 352-e of the General Business Law of the State of New York with respect to the Underwritten Certificates.

            (b) In connection with the offering of the Underwritten Certificates, the Underwriters may each prepare and provide to prospective investors Free Writing Prospectuses (as defined below), or portions thereof, which the Company is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Company such Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in Adobe Acrobat(R) PDF format, except to the extent that the Company, in its sole discretion, waives such requirements, subject to the following conditions (to which such conditions each Underwriter agrees (provided that no Underwriter is responsible for any breach of the following conditions by any other Underwriter)):

                  (i) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the 1933 Act, the Underwriters shall not convey or deliver any written communication to any person in connection with the initial offering of the Underwritten Certificates, unless such written communication (1) is made in reliance on Rule 134 under the 1933 Act, (2) constitutes a prospectus satisfying the requirements of Rule 430B under the 1933 Act or (3) constitutes a Free Writing Prospectus. The Underwriter shall not convey or deliver in connection with the initial offering of the Underwritten Certificates any "ABS informational and computational material," as defined in Item 1101(a) of Regulation AB under the 1933 Act ("ABS Informational and Computational Material"), in reliance upon Rules 167 and 426 under the 1933 Act.

                  (ii) Each Underwriter shall deliver to the Company, no later than two business days prior to the date of first use thereof, (a) any Free Writing Prospectus prepared by or on behalf of the Underwriter that contains any "issuer information," as defined in Rule 433(h) under the 1933 Act and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 ("Issuer Information") (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Covered Information), and (b) any Free Writing Prospectus or portion thereof that contains only a description of the final terms of the Underwritten Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by such Underwriter to the Company not later than the later of (a) two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the 1933 Act or (b) the date of first use of such Free Writing Prospectus.

                  (iii) Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 4(b)(ii) will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Underwritten Certificates.

                  (iv) Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 4(b)(ii) did not, when read together with all other materials delivered to investors prior to the Time of Sale, as of the Time of Sale and at the Closing Date will not, contain any untrue statement of a material fact, or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information supplied by the Company or any Mortgage Loan Seller to such Underwriter, which information was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter prior to the Time of Sale.

                  (v) The Company agrees to file with the Commission the following:

                        (A) Any Issuer Free Writing Prospectus to the extent
            required to be filed with the Commission by Rule 433 under the 1933 Act;

                        (B) Any Free Writing Prospectus or portion thereof
            delivered by the Underwriter to the Company pursuant to Section 4(b)(ii); and

                        (C) Any Free Writing Prospectus for which the Company or
            any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

                  (vi) Any Free Writing Prospectus required to be filed pursuant to Section 4(b)(v) by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

                        (A) Any Free Writing Prospectus or portion thereof
            required to be filed that contains only the description of the final terms of the Underwritten Certificates shall be filed by the Company with the Commission within two days of the later of the date such final terms have been established for all classes of Underwritten Certificates and the date of first use;

                        (B) Any Free Writing Prospectus or portion thereof
            required to be filed that contains only ABS Informational and Computational Material shall be filed by the Company with the Commission not later than the later of the due date for filing the final Prospectus relating to the Underwritten Certificates pursuant to Rule 424(b) under the 1933 Act or two business days after the first use of such Free Writing Prospectus;

                        (C) Any Free Writing Prospectus required to be filed
            pursuant to Section 4(b)(v)(C) shall, if no payment has been made or consideration has been given by or on behalf of the Company for the Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus; and

                        (D) The Company shall not be required to file (1) Issuer
            Information contained in any Free Writing Prospectus of an Underwriter or any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Underwritten Certificates, or (2) any Free Writing Prospectus or portion thereof that contains a description of the Underwritten Certificates or the offering of the Underwritten Certificates which does not reflect the final terms thereof.

                  (vii) Each Underwriter shall file with the Commission any Free Writing Prospectus that is used or referred to by it and distributed by or on behalf of such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

                  (viii) Notwithstanding the provisions of Section 4(b)(vii), each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four business days after such Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

                  (ix) Notwithstanding the provisions of Sections 4(b)(v) and 4(b)(vii), neither the Company nor any Underwriter shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

                  (x) The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

                  The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-745-2063.

                  (xi) The Company and the Underwriters agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 4 for a period of three years following the initial bona fide offering of the Underwritten Certificates.

                  (xii) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a "Defective Issuer Free Writing Prospectus"), the Company shall notify the Underwriters thereof within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

                        (A) In the event that any Underwriter becomes aware
            that, with respect to any purchaser of an Underwritten Certificate, any Free Writing Prospectus prepared by or on behalf of such Underwriter (each, an "Underwriter Free Writing Prospectus") and delivered to such purchaser contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (together with the Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), such Underwriter shall notify the Company and each other Underwriter thereof within one business day after discovery.

                        (B) Each Underwriter shall, if requested by the Company:

                                    (1) if the Defective Free Writing Prospectus
                              was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus which corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                                    (2) deliver the Corrected Free Writing
                              Prospectus to each Underwriter and the Company so that the Underwriters can each deliver the Corrected Free Writing Prospectus to their respective purchasers of an Underwritten Certificate which received the Defective Free Writing Prospectus prior to entering into a contract of sale;

                                    (3) if after the Time of Sale, notify such
                              purchaser in a prominent fashion that the prior agreement to purchase Certificates has been terminated, and of the purchaser's rights as a result of termination of such agreement;

                                    (4) if after the Time of Sale, provide such
                              purchaser with an opportunity to affirmatively agree to purchase the Underwritten Certificates on the terms described in the Corrected Free Writing Prospectus; and

                                    (5) comply with any other requirements for
                              reformation of the original contract of sale described in Section IV.2.c of Commission's Securities Offering Reform Release No. 33-8591.

                        (C) With respect to this subsection (xii), each
            Underwriter agrees that if the Company requests that an Underwriter prepare a Corrected Free Writing Prospectus with respect to a Defective Free Writing Prospectus that another Underwriter prepared, such other Underwriter will prepare the Corrected Free Writing Prospectus and will deliver the Corrected Free Writing Prospectus to the Company and each Underwriter so that each Underwriter may contact its respective purchasers.

                        (D) To the extent any Defective Free Writing Prospectus
            was defective as a result of incorrect Issuer Information being delivered to an Underwriter, the Company shall provide such corrected Issuer Information upon request from such Underwriter. The Company shall also notify the other Underwriters of such incorrect Issuer Information, to the extent it is provided notice hereunder.

                  (xiii) Each Underwriter covenants with the Company that after the final Prospectus is available, such Underwriter shall not distribute any written information concerning the Underwritten Certificates to a prospective purchaser of an Underwritten Certificate unless such information is preceded or accompanied by the final Prospectus.

            (c) Each Underwriter further represents and warrants that it has offered and sold Underwritten Certificates only to, or directed at, persons who:

                  (i) are outside the United Kingdom;

                  (ii) have professional experience in participating in unregulated collective investment schemes; or

                  (iii) are persons falling within Article 22(2)(a) through (d) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001.

            5. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) The Company will not file any amendment to the Registration Statement (other than by reason of Rule 429 under the 1933 Act) or any supplement to the Base Prospectus relating to or affecting the Underwritten Certificates, unless the Company has furnished a copy to you for your review a reasonable time prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act or will cause the Prospectus Supplement to be filed with the Commission pursuant to said Rule 424. The Company promptly will advise you or counsel for the Underwriters (i) when the Prospectus Supplement shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission to amend the Registration Statement or supplement the Prospectus Supplement or for any additional information in respect of the offering contemplated hereby, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto which shall have become effective on or prior to the Closing Date or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Underwritten Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company promptly will prepare and file with the Commission, at the expense of the Company, subject to paragraph (a) of this
Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post effective amendment to the Registration Statement, the Company will use its best efforts to cause such amendment to the Registration Statement to be made effective as soon as possible.

            (c) The Company will furnish to you and to counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date, and, upon request, to each other Underwriter, each Issuer Free Writing Prospectus, a copy of the Registration Statement (without exhibits thereto) and each such amendment and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of the Prospectus Supplement and the Base Prospectus and any amendments and supplements thereto as you may reasonably request.

            (d) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Underwritten Certificates for sale under the laws of such jurisdictions as you may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now subject to such service of process.

            (e) The Company will pay, or cause to be paid, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs and expenses of printing (or otherwise reproducing) and delivering the Pooling and Servicing Agreement and the Underwritten Certificates; the fees and disbursements of accountants for the Company; the reasonable out of pocket costs and expenses in connection with the qualification or exemption of the Underwritten Certificates under state securities or "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any "Blue Sky" survey and in connection with any determination of the eligibility of the Underwritten Certificates for investment by institutional investors and the preparation of any legal investment survey; the expenses of printing any such "Blue Sky" survey and legal investment survey; the cost and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Base Prospectus, each Issuer Free Writing Prospectus and the Prospectus Supplement, the preparation and printing of this Agreement and the delivery to the Underwriters of such copies of the Base Prospectus, each Issuer Free Writing Prospectus and Prospectus Supplement as you may reasonably request; the fees of the Rating Agencies that are rating the Underwritten Certificates; and the reasonable fees and disbursements of counsel to the Underwriters.

            (f) To the extent that the Pooling and Servicing Agreement provides that the Underwriters are to receive any notices or reports, or have any other rights thereunder, the Company will enforce the rights of the Underwriters under the Pooling and Servicing Agreement and will not consent to any amendment of the Pooling and Servicing Agreement that would adversely affect such rights of the Underwriters.

            (g) The Company shall, as to itself, and the Company, or, pursuant to the Pooling and Servicing Agreement, the Trustee, will be required to, as to the Trust Fund, satisfy and comply with all reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder.

            (h) The Company shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Underwritten Certificates as described in the Prospectus.

            (i) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

            6. Conditions to the Obligations of the Underwriters. The obligation of each Underwriter hereunder to purchase its allocated share of the Underwritten Certificates shall be subject to: (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date, as of the date the Prospectus Supplement or any supplement thereto is filed with the Commission and as of the Closing Date; (ii) the accuracy of the statements of the Company made in any certificates delivered pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following additional conditions:

            (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or, to the Company's knowledge, threatened; and the Prospectus Supplement and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act or, in the case of each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act.

            (b) You shall have received from Dechert LLP, counsel for the Underwriters, a favorable opinion, dated the Closing Date, as to such matters regarding the Underwritten Certificates as you may reasonably request.

            (c) (i) The Company shall have delivered to you a certificate of the Company, signed by an authorized officer of the Company and dated the Closing Date, to the effect that: (A) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (B) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part that are required hereby to be performed or satisfied at or prior to the Closing Date; and (ii) Wachovia shall have delivered to you a certificate of Wachovia, signed by an authorized officer of Wachovia and dated the Closing Date, of the President, a Senior Vice President or a Vice President of Wachovia, to the effect that: (i) the representations and warranties of Wachovia in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; and (ii) Wachovia has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

            (d) You shall have received (i) with respect to Wachovia, a certificate of the Office of the Comptroller of the Currency and (ii) with respect to the Company a good standing certificate from the Secretary of State of the State of North Carolina, each dated not earlier than 30 days prior to the Closing Date.

            (e) (i) You shall have received from the Secretary or an Assistant Secretary of the Company, in his individual capacity, a certificate, dated the Closing Date, to the effect that: (x) each individual who, as an officer or representative of the Company, signed this Agreement, or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of the Company) has occurred since the date of the good standing certificate referred to in Section 6(d) hereof which has affected the good standing of the Company under the laws of the State of North Carolina. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of the Company) of the certificate of incorporation and by laws of the Company, as in effect on the Closing Date, and of the resolutions of the Company and any required shareholder consent relating to the transactions contemplated in this Agreement; and (ii) you shall have received from the Secretary or an Assistant Secretary of Wachovia, in his individual capacity, a certificate, dated the Closing Date, to the effect that:
(x) each individual who, as an officer or representative of Wachovia, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures; and (y) no event (including, without limitation, any act or omission on the part of Wachovia) has occurred since the date of the certificate referred to in Section 6(d) hereof which has affected the existence of Wachovia under the laws of the United States of America. Such certificate shall be accompanied by true and complete copies (certified as such by the Secretary or an Assistant Secretary of Wachovia) of the articles of association and by-laws of Wachovia, as in effect on the Closing Date, and of the resolutions of Wachovia and any required shareholder consent relating to the transactions contemplated in this Agreement.

            (f) You shall have received from Cadwalader, Wickersham & Taft LLP, special counsel for the Company, one or more favorable opinions, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters substantially to the effect that:

                  (i) The Company is a corporation in good standing under the laws of the State of North Carolina and has the corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) Neither the sale of the Underwritten Certificates, nor the consummation of any other of the transactions contemplated in or the fulfillment of the terms of this Agreement, will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the articles of incorporation or by laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or, to the knowledge of such counsel, any order of any State of North Carolina or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

                  (iii) To the knowledge of such counsel, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which the Company is a party or of which any of its properties is the subject (a) asserting the invalidity of this Agreement, (b) seeking to prevent the consummation by the Company of any of the transactions contemplated by this Agreement, as the case may be or (c) which, if adversely determined, might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement;

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements has been duly authorized, executed and delivered by the Company.

                  (v) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except for those consents, approvals, authorizations or orders that previously have been obtained, as may be required under federal or state securities laws, and such real estate filings as may be required in connection with the transfer of the Mortgage Loans and the other matters contemplated under the Mortgage Loan Purchase Agreements.

                  (vi) The statements in the Time of Sale Information and the Prospectus under the headings "ERISA CONSIDERATIONS" and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES", to the extent that they describe certain matters of federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such matters and conclusions;

                  (vii) As described in the Prospectus Supplement and assuming compliance with the provisions of the Pooling and Servicing Agreement, (a) REMIC I and REMIC II will each qualify as a REMIC within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) the portion of the Trust Fund consisting of the Additional Interest (as such terms are defined in the Pooling and Servicing Agreement) will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code;

                  (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;

                  (ix) Each of the Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, liquidation, receivership, moratorium, reorganization and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and except that: (a) provisions purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off, (b) provisions relating to submission to jurisdiction, venue or service of process, (c) interest on interest provisions or (d) severability clauses may be limited by applicable law or considerations of public policy;

                  (x) The Registration Statement is effective under the 1933 Act and, to such counsel's knowledge, no stop order with respect thereto has been issued by the Commission;

                  (xi) The Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (in each case, with the exception of any information incorporated by reference therein, any numerical, financial, statistical and quantitative data included therein, any Mortgage Loan Seller Covered Information, any Master Servicer Covered Information, any Special Servicer Covered Information and any Trustee Covered Information), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

                  (xii) The statements contained in the Time of Sale Information and the Prospectus Supplement under the heading "DESCRIPTION OF THE CERTIFICATES", insofar as such statements purport to summarize material terms of the Certificates, are correct in all material respects; and

                  (xiii) The Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for in accordance with the Underwriting Agreement will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement.

            Such opinions may express their reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers and/or authorized representatives of, the parties to this Agreement and the Pooling and Servicing Agreement and on certificates furnished by public officials. Such opinions may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of the State of North Carolina and the federal law of the United States of America.

            In one or more separate letters addressed only to the Underwriters, Cadwalader, Wickersham & Taft LLP shall additionally state that, based on conferences and telephone conversations with representatives of Wachovia, Nomura, the Underwriters, the Company, the Trustee, the Master Servicer, the Special Servicer and their respective counsel, and (with limited exception) without having reviewed any of the mortgage notes, mortgages or other documents relating to the Mortgage Loans or made any inquiry of any originator of any Mortgage Loan, nothing has come to such counsel's attention that would lead it to believe that (i) the Prospectus (other than any financial, numerical, statistical or quantitative information included therein, any Mortgage Loan Seller Covered Information, any Master Servicer Covered Information, any Special Servicer Covered Information and any Trustee Covered Information), at the date of the Prospectus Supplement or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the Time of Sale Information (other than any financial, numerical, statistical or quantitative information included therein, any Mortgage Loan Seller Covered Information, any Master Servicer Covered Information, any Special Servicer Covered Information and any Trustee Covered Information), at the Time of Sale, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Registration Statement (other than with respect to any exhibits filed therewith or any information incorporated by reference), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (g) You shall have received from Lars A. Carlsten, counsel for Wachovia, a favorable opinion, dated the Closing Date and satisfactory in form and substance to you and counsel for the Underwriters, to the effect that:

                  (i) Wachovia is a national banking association validly existing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered by Wachovia.

                  (iii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Wachovia of the transactions contemplated by this Agreement except for those consents, approvals, authorizations or orders that previously have been obtained, as may be required under federal or state securities laws, and such real estate filings as may be required in connection with the transfer of the Mortgage Loans and the other matters contemplated under the Mortgage Loan Purchase Agreements.

                  (iv) The fulfillment of the terms of this Agreement will not conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the articles of association or by laws of Wachovia or, to such counsel's knowledge, any indenture or other agreement or instrument to which Wachovia is a party or by which it is bound, or to such counsel's knowledge, any order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over Wachovia.

                  (v) To the knowledge of such counsel, there are no actions, proceedings or investigations pending before or threatened by any court, administrative agency or other tribunal to which Wachovia is a party or of which any of its properties is the subject (a) which, if adversely determined, would have a material adverse effect on the business or financial condition of Wachovia, (b) asserting the invalidity of this Agreement, (c) seeking to prevent the consummation by Wachovia of any of the transactions contemplated by this Agreement or (d) which, if adversely determined, might materially and adversely affect the performance by Wachovia of its obligations under, or the validity or enforceability of this Agreement.

            (h) You shall have received from KPMG LLP, certified public accountants, letters satisfactory in form and substance to you and counsel for the Underwriters, to the following effect:

            (i) they have performed certain specified procedures as a result of which they have determined that the information of an accounting, financial or statistical nature set forth in each Issuer Free Writing Prospectus and the Prospectus Supplement under the captions "SUMMARY OF PROSPECTUS SUPPLEMENT", "DESCRIPTION OF THE MORTGAGE POOL" and "YIELD AND MATURITY CONSIDERATIONS" and on Annex A to each of the Prospectus Supplement and the Issuer Free Writing Prospectus, dated July 29, 2006, as supplemented by that certain Issuer Free Writing Prospectus, dated August 4, 2006, agrees with the Master Tape prepared by or on behalf of the Mortgage Loan Sellers, unless non-material deviations are otherwise noted in such letter; and

                  (i) they have compared the data contained in the Master Tape referred to in the immediately preceding clause (i) to information contained in an agreed upon sampling of the Mortgage Loan files and in such other sources as shall be specified by them, and found such data and information to be in agreement in all material respects, unless non-material deviations are otherwise noted in such letter.

                  (ii) You shall have received written confirmation from the Rating Agencies that the ratings assigned to the Underwritten Certificates on the Closing Date are as described on Schedule I hereto and that, as of the Closing Date, no notice has been given of (i) any intended or possible downgrading or (ii) any review or possible changes in such ratings.

            (j) You shall have received from the Secretary or an Assistant Secretary of the Trustee, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information under the heading "DESCRIPTION OF THE CERTIFICATES--The Trustee" in the Issuer Free Writing Prospectuses and the Prospectus Supplement is true and correct in all material respects.

            (k) You shall have received from the Trustee, a signed Trustee Indemnification Agreement, dated as of the date hereof, in form and substance satisfactory to the Underwriters (the "Trustee Indemnification Agreement").

            (l) You shall have received from Kennedy Covington Lobdell & Hickman, L.L.P., counsel for the Trustee, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (m) You shall have received from the Secretary or an Assistant Secretary of the Master Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Master Servicer under the heading "SERVICING OF THE MORTGAGE LOANS--The Master Servicer" in the Issuer Free Writing Prospectuses and the Prospectus Supplement is true and correct in all material respects.

            (n) You shall have received from the Master Servicer, a signed Master Servicer Indemnification Agreement, dated as of the date hereof, in form and substance satisfactory to the Underwriters (the "Master Servicer Indemnification Agreement").

            (o) You shall have received from Cadwalader, Wickersham & Taft LLP, counsel for the Master Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (p) You shall have received from the Secretary or an Assistant Secretary of the Special Servicer, in his individual capacity, a certificate, dated the Closing Date, to the effect that the information relating to the Special Servicer under the heading "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" in the Issuer Free Writing Prospectuses and the Prospectus Supplement, is true and correct in all material respects.

            (q) You shall have received from the Special Servicer, a signed Special Servicer Indemnification Agreement, dated as of the date hereof, in form and substance satisfactory to the Underwriters (the "Special Servicer Indemnification Agreement").

            (r) You shall have received from Bilzin Sumberg Baena Price & Axelrod LLP, counsel for the Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (s) You shall have received from Lars A. Carlsten, counsel for Wachovia, as a Mortgage Loan Seller and Master Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (t) You shall have received copies of any opinions from Cadwalader, Wickersham & Taft LLP, special counsel to the Company and Wachovia and from Sidley Austin LLP, special counsel to Nomura, supplied to the Rating Agencies relating to certain matters with respect to the Underwritten Certificates, the transfer of the Mortgage Loans and any other matters related thereto. Any such opinions shall be dated the Closing Date and addressed to the Underwriters.

            (u) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and counsel for the Underwriters, and you and such counsel shall have received such additional information, certificates and documents as you or they may have reasonably requested.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to you and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Underwritten Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company and Wachovia, jointly and severally, will reimburse the Underwriters severally, upon demand, for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Underwritten Certificates.

            8. Indemnification.

            (a) The Company and Wachovia, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers and directors and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Time of Sale Information, any Issuer Free Writing Prospectus or any Issuer Information contained in any Underwriter Free Writing Prospectus, or the omission or alleged omission to state a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading, which was not corrected by Corrective Information subsequently supplied by the Company to the Underwriter at any time prior to the Time of Sale, or
      (C) any breach of the representation and warranty in Section 1(a)(xvi); provided, in the case of clauses (A) and (B) above, the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement or alleged untrue statement or omission or alleged omission arises out of or is based upon an untrue statement or omission with respect to information with respect to which a Mortgage Loan Seller provides indemnification pursuant to
      Section 7 of the related Mortgage Loan Purchase Agreement (the "Mortgage Loan Seller Covered Information"); provided, further, the indemnification provided by this Section 8 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related mortgagors and/or the related Mortgaged Properties set forth in the Master Tape or Annex A to the Prospectus Supplement, to the extent (i) such information was materially incorrect in the Master Tape or such Annex A, as applicable, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or the information provided by the Mortgage Loan Sellers, and (ii) such loss, liability, claim, damage or expense would be subject to the provisions of
      Section 7 of any Mortgage Loan Purchase Agreement; provided, further, the indemnification provided by this Section 8 shall not apply to the Mortgage Loan Seller Covered Information, the Master Servicer Covered Information, the Special Servicer Covered Information or the Trustee Covered Information;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or as otherwise contemplated by
      Section 8(c) hereof; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the indemnity provided by this Section 8(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information (as specified in Section 8(b) below) furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto) or in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

            (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus, any Time of Sale Information, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) (collectively, the "Underwriter Information"); provided no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related mortgagors or Mortgaged Properties provided by the Company or any Mortgage Loan Seller to such Underwriter. In addition, each Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, arising out of any untrue statements or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, when read together with all other materials delivered to investors prior to the Time of Sale in any Underwriter Free Writing Prospectus delivered to investors prior to the Time of Sale; provided no Underwriter shall be obligated to so indemnify and hold harmless to the extent such liabilities are caused by a misstatement or omission resulting from an error or omission in the Issuer Information supplied by the Company or any Mortgage Loan Seller to the Underwriter which was not corrected by Corrective Information subsequently supplied by the Company or any Mortgage Loan Seller to the Underwriter at any time prior to the Time of Sale. Notwithstanding the foregoing, the indemnity in clause (ii) of the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Prospectus. It is hereby acknowledged that (i) the statements set forth in the first, second, third, fourth, fifth, seventh and eighth sentences of the penultimate paragraph on the cover of the Prospectus Supplement, and (ii) the statements in the second paragraph and the first sentence of the sixth paragraph under the caption "METHOD OF DISTRIBUTION" in the Prospectus Supplement, constitute the only written information furnished to the Company by the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or in the Base Prospectus, the Issuer Free Writing Prospectuses or the Prospectus Supplement (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability under Section 8(a) or Section 8(b) hereof (unless the indemnifying party is materially prejudiced by such failure) or any liability that it may have, otherwise than on account of the indemnity provided by this Section 8. An indemnifying party may participate at its own expense in the defense of any such action and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from the indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, or (ii) the indemnifying party shall not have assumed the defense of such action, with counsel satisfactory to the indemnified party, within a reasonable period following the indemnifying party's receiving notice of such action, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying party or parties be liable for fees and expenses of more than one counsel (or, in the event the Company or Wachovia is the indemnifying party, one counsel for each Underwriter) (in addition to any local counsel) separate from its or their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

            (d) The indemnity provided by this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

            (e) Each Underwriter, severally but not jointly, will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Free Writing Prospectus prepared by, or on behalf of, or used or referred to by, such Indemnifying Underwriter, when read together with other materials delivered to investors prior to the Time of Sale or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 4(b) hereof, or (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact relating to the information furnished to the Company by such Underwriter for which such Underwriter is required to indemnify the Company under Section 8(b) above, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, liability, claim, damage or expense; provided that the indemnity provided by this Section 8(e) shall not apply to the extent that such indemnified Underwriter is entitled under any Mortgage Loan Purchase Agreement to seek indemnity for such loss, liability, claim, damage or expense from a Mortgage Loan Seller.

            The indemnity provided by this Section 8 will be in addition to any liability that any Underwriter, the Company or Wachovia may otherwise have.

            9. Contribution.

            (a) In order to provide for just and equitable contribution in circumstances in which the indemnity provided by Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, or if such indemnification provided for in Section 8 hereof is insufficient in respect of any losses, liabilities, claims or damages referred to therein, the Company and Wachovia, jointly and severally, and the Underwriters, severally, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity provided by Section 8 hereof incurred by the Company and the Underwriters, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Wachovia on the one hand and each Underwriter on the other from the offering of the Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Wachovia on the one hand and of each Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances). The relative benefits received by the Company and Wachovia on the one hand and the Underwriters on the other shall be deemed to be in the same respective portions as the net proceeds (before deducting expenses) received by the Company from the sale of the Underwritten Certificates and the total underwriting discounts and commissions and other fees received by the Underwriters in connection therewith bear to the aggregate offering price of the Underwritten Certificates. The relative fault of the Company and Wachovia on the one hand and of each Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Wachovia or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and no Underwriter shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Underwritten Certificates less any damages otherwise paid by such Underwriter with respect to such loss, liability, claim, damage or expense. It is hereby acknowledged that the respective Underwriters' obligations under this
Section 9 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter's officers and directors, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

            (b) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take account of the considerations referred to in subsection (a) above. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims or damages referred to in Section 8 hereof or this Section 9 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that it is reasonable to believe that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. The remedies provided for in Section 8 hereof and this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (c) The contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Company, the Underwriters, any of their respective directors or officers, or any person controlling the Company or the Underwriters, and (iii) acceptance of and payment for any of the Underwritten Certificates.

            10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Underwritten Certificates agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally (in the respective proportions which the portion of the Underwritten Certificates set forth opposite their names in Schedule II hereto bears to the aggregate amount of Underwritten Certificates set forth opposite the names of all the remaining Underwriters) to purchase the Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided that no Underwriter shall be obligated under this Section 10 to purchase Certificates of a Class that it is not otherwise obligated to purchase under this Agreement; provided, further, that in the event that the amount of Underwritten Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwritten Certificates set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwritten Certificates, and if such nondefaulting Underwriters do not purchase all of the Underwritten Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except as provided in Section 11 or Section 12 hereof. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date for the Underwritten Certificates shall be postponed for such period, not exceeding ten business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and Wachovia submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or by or on behalf of the Company and Wachovia, or by or on behalf of any of the controlling persons and officers and directors referred to in Sections 8 and 9 hereof, and shall survive delivery of the Underwritten Certificates to the Underwriters.

            12. Termination of Agreement; Survival.

            (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or of Wachovia whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the reasonable judgment of any Underwriter, impracticable or inadvisable to market the Underwritten Certificates or to enforce contracts for the sale of the Underwritten Certificates, or (iii) if trading in any securities of the Company or of Wachovia has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or on the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities, or (v) a material disruption in securities, settlement, payments or clearance services in the United States or other relevant jurisdiction shall have occurred.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except as provided in Section 11 or Section 12(c) hereof.

            (c) The provisions of Section 5(e) hereof regarding the payment of costs and expenses and the provisions of Sections 8 and 9 hereof shall survive the termination of this Agreement, whether such termination is pursuant to this
Section 12 or otherwise.

            13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notice to Wachovia Securities shall be directed to it at Wachovia Capital Markets, LLC, 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288-0630, Attention: Managing Director, with a copy to Lars A. Carlsten at 301 South College Street, One Wachovia Center, Legal Division, Charlotte, North Carolina 28288-0630; notice to Citigroup shall be directed to it at Citigroup Global Markets Inc., 388 Greenwich Street, 11th Floor, New York, New York 10013, Attention; Angela Vleck; notice to Credit Suisse shall be directed to it at Credit Suisse Securities
(USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: Jeffrey Altabef; notice to Goldman shall be directed to it at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Emily Brooks; notice to LaSalle shall be directed to it at LaSalle Financial Services, Inc., 55 East 52nd Street, New York, New York 10055, Attention: Kurt Kaline; notice to Nomura Securities shall be directed to it at Nomura Securities International, Inc., 2 World Financial Center, Building B, New York, New York 10281, Attention: Dante LaRocca; notice to Wachovia shall be directed to it at Wachovia Bank, National Association, 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288-0166, Attention: Managing Director, and notice to the Company shall be directed to it at Wachovia Commercial Mortgage Securities, Inc., 301 South College Street, One Wachovia Center, Charlotte, North Carolina 28288-0166,
Attention: President; with a copy in the case of the Company and Wachovia to Lars A. Carlsten at 301 South College Street, One Wachovia Center, Legal Division, Charlotte, North Carolina 28288-0630; or such other address as may hereafter be furnished by the Underwriters, Wachovia or the Company to the other such parties in writing.

            14. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and Wachovia and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Wachovia and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and Wachovia and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            15. Applicable Law; Counterparts. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

            16. Obligations Solely Contractual in Nature; No Fiduciary Relationship. The Company acknowledges and agrees that the responsibility to the Company of the Underwriters pursuant to this Agreement is solely contractual in nature and that none of the Underwriters or their affiliates will be acting in a fiduciary or advisory capacity, or will otherwise owe any fiduciary or advisory duty, to the Company pursuant to this Agreement in connection with the offering of the Underwritten Certificates and the other transactions contemplated by this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Wachovia and the several Underwriters.


                                Very truly yours,


                                       WACHOVIA COMMERCIAL MORTGAGE
                                       SECURITIES, INC.


                                       By:  /s/  H. Royer Culp, Jr.
                                          --------------------------------------
                                          Name:  H. Royer Culp, Jr.
                                          Title: Vice President


                                       WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By:  /s/  Charles L. Culbreth
                                          --------------------------------------
                                          Name:  Charles L. Culbreth
                                          Title: Managing Director

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       WACHOVIA CAPITAL MARKETS, LLC


                                       By:  /s/  Elizabeth K. Stinson
                                          --------------------------------------
                                          Name:  Elizabeth K. Stinson
                                          Title: Vice President

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       NOMURA SECURITIES INTERNATIONAL, INC.


                                       By:  /s/  N. Dante LaRocca
                                          --------------------------------------
                                          Name:  N. Dante LaRocca
                                          Title: Managing Director

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       CITIGROUP GLOBAL MARKETS INC.


                                       By:  /s/  Angela J. Vleck
                                          --------------------------------------
                                          Name:  Angela J. Vleck
                                          Title: Managing Director

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       CREDIT SUISSE SECURITIES (USA) LLC


                                       By:  /s/  Reese Mason
                                          --------------------------------------
                                          Name:   Reese Mason
                                          Title:  Director

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       GOLDMAN, SACHS & CO.


                                       By:  /s/ Goldman, Sachs & Co.
                                          --------------------------------------
                                          Goldman, Sachs & Co.

            The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


                                       LASALLE FINANCIAL SERVICES, INC.


                                       By:  /s/  Kurt Kaline
                                          --------------------------------------
                                          Name:  Kurt Kaline
                                          Title: Director

                                     ANNEX A

                            Free Writing Prospectuses

1. Current Report on Form FWP, dated July 18, 2006, of the Depositor identified with SEC Accession Number 0000914121-06-002417.

2. Current Report on Form FWP, dated July 31, 2006, of the Depositor identified with SEC Accession Number 0000950136-06-006145.

3. Current Report on Form FWP, dated August 1, 2006, of the Depositor identified with SEC Accession Number 0000950136-06-006204.

4. Current Report on Form FWP, dated August 1, 2006, of the Depositor identified with SEC Accession Number 0000950136-06-006205.

5. Current Report on Form FWP, dated August 8, 2006, of the Depositor identified with SEC Accession Number 0000950136-06-006467.

                                   SCHEDULE I

Underwriting Agreement dated August 10, 2006:

As used in this Schedule I, the term "Registration Statement" refers to registration statement No. 333-131262 filed by the Company on Form S-3 and declared effective on March 31, 2006. The term "Base Prospectus" refers to the form of prospectus in the Registration Statement or such later form as most recently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term "Prospectus Supplement" refers to the supplement dated August 10, 2006, to the Base Prospectus, relating to the mortgage pass-through certificates being sold pursuant to the Underwriting Agreement (the "Underwritten Certificates").

Mortgage Pool:

One hundred sixty-two (162) commercial and multifamily mortgage loans, having an aggregate principal balance, after giving effect to payments of principal due on or before the Cut-Off Date, of $3,079,909,568 as described in the Prospectus Supplement, and otherwise complying in all material respects with the description thereof set forth in the Prospectus Supplement.

Title, Purchase Price and Description of Underwritten Certificates:

Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2006-C27, Class A-1, Class A-2, Class A-PB, Class A-3, Class A-1A, Class X-P, Class A-M, Class A-J, Class B, Class C, Class D and Class E.

               Closing Date
                 Aggregate
                Certificate
                 Principal        Initial                 Purchase
                Balance or      Pass-Through               Price
Designation   Notional Amount       Rate       Rating*   Percentage
-----------   ---------------   ------------   -------   ----------
Class A-1     $   47,618,000       5.405%      AAA/Aaa             %
Class A-2     $  265,958,000       5.624%      AAA/Aaa             %
Class A-PB    $  111,316,000       5.727%      AAA/Aaa             %
Class A-3     $1,087,613,000       5.765%      AAA/Aaa             %
Class A-1A    $  643,432,000       5.749%      AAA/Aaa             %
Class X-P     $2,965,781,000       0.502%      AAA/Aaa             %
Class A-M     $  307,991,000       5.795%      AAA/Aaa             %
Class A-J     $  223,293,000       5.825%      AAA/Aaa             %
Class B       $   69,298,000       5.865%      AA/Aa2              %
Class C       $   30,799,000       5.885%      AA-/Aa3             %
Class D       $    7,700,000       5.914%       A+/A1              %
Class E       $   38,499,000       5.954%       A/A2               %

*By each of Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.

Credit Support and Other Terms and Conditions of the Underwritten Certificates:
As described in the Prospectus Supplement.

Closing Date and Location: 10:00 a.m. (New York City time) on August 23, 2006, at the offices of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina; except that delivery of the Underwritten Certificates shall be made through the facilities of The Depository Trust Company.

Initial Public Offering Price: The Underwritten Certificates will be offered to the public in negotiated transactions or otherwise at varying prices to be determined at the Time of Sale.

                                   SCHEDULE II

Underwriting Agreement dated August 10, 2006.

Approximate Aggregate Principal Amount or Notional Amount of each Class of Certificates to be purchased by:

                          Wachovia Capital Markets, LLC
                          -----------------------------

                           Class A-1    $   37,725,236
                           Class A-2    $  210,704,530
                          Class A-PB    $   88,189,810
                           Class A-3    $  858,489,564
                          Class A-1A    $  509,757,318
                           Class X-P    $2,349,632,237
                           Class A-M    $  244,005,064
                           Class A-J    $  176,903,295
                            Class B     $   54,901,159
                            Class C     $   24,400,427
                            Class D     $    6,100,305
                            Class E     $   30,500,732

                      Nomura Securities International, Inc.
                      -------------------------------------

                           Class A-1    $    9,892,764
                           Class A-2    $   55,253,470
                           Class APB    $   23,126,190
                           Class A-3    $  225,123,436
                          Class A-1A    $  113,674,682
                           Class X-P    $  616,148,763
                           Class A-M    $   63,985,936
                           Class A-J    $   46,389,705
                            Class B     $   14,396,841
                            Class C     $    6,398,573
                            Class D     $    1,599,695
                            Class E     $    7,998,268

                          Citigroup Global Markets Inc.
                          -----------------------------

                           Class A-1    $            0
                           Class A-2    $            0
                          Class A-PB    $            0
                           Class A-3    $    1,000,000
                          Class A-1A    $            0
                           Class X-P    $            0
                           Class A-M    $            0
                           Class A-J    $            0
                            Class B     $            0
                            Class C     $            0
                            Class D     $            0
                            Class E     $            0

                       Credit Suisse Securities (USA) LLC
                       ----------------------------------

                           Class A-1    $            0
                           Class A-2    $            0
                          Class A-PB    $            0
                           Class A-3    $    1,000,000
                          Class A-1A    $            0
                           Class X-P    $            0
                           Class A-M    $            0
                           Class A-J    $            0
                            Class B     $            0
                            Class C     $            0
                            Class D     $            0
                            Class E     $            0

                              Goldman, Sachs & Co.
                              --------------------

                           Class A-1    $            0
                           Class A-2    $            0
                          Class A-PB    $            0
                           Class A-3    $    1,000,000
                          Class A-1A    $            0
                           Class X-P    $            0
                           Class A-M    $            0
                           Class A-J    $            0
                            Class B     $            0
                            Class C     $            0
                            Class D     $            0
                            Class E     $            0

                        LaSalle Financial Services, Inc.
                        --------------------------------

                           Class A-1    $            0
                           Class A-2    $            0
                          Class A-PB    $            0
                           Class A-3    $    1,000,000
                          Class A-1A    $            0
                           Class X-P    $            0
                           Class A-M    $            0
                           Class A-J    $            0
                            Class B     $            0
                            Class C     $            0
                            Class D     $            0
                            Class E     $            0